Exhibit 99.1



         CSS Industries, Inc. Reports Sales and Earnings for the Quarter and Six Months Ended September 30, 2003

    PHILADELPHIA--(BUSINESS WIRE)--Oct. 23, 2003--CSS Industries, Inc. (NYSE:CSS) announced today the results of operations for the second quarter and six months ended September 30, 2003. For the quarter ended September 30, 2003, sales increased by 2% to $179,162,000 from $175,452,000 in 2002. Net income increased 29% to $14,216,000, or
$1.15 per diluted share, compared to prior year net income of $11,012,000, or $.91 per diluted share. For the six months ended September 30, 2003, sales increased by 5% to $237,452,000 from $226,009,000 in 2002. Net income before cumulative effect of change in accounting principle increased 53% to $10,177,000, or $.83 per diluted share, compared to $6,672,000 in the prior year, or $.52 per diluted share. The prior year results have been restated to reflect a three for two stock split. In addition, the prior year results reflect the adoption of SFAS No. 142, "Goodwill and Other Intangible Assets" ("SFAS No.142"). Upon adoption of SFAS No. 142 and effective with the beginning of its prior fiscal year, April 1, 2002, the Company recorded a non-cash write-off of goodwill and negative goodwill in the amount of $8,813,000, net of taxes, or $.69 per diluted share. The Company's highly seasonal orientation results in operating losses in the first and fourth quarters of the fiscal year and operating profits in the second and third quarters.
    The increase in sales for the six months ended September 30, 2003 was the result of the inclusion of Crystal Creative Products, Inc. ("Crystal"), acquired on October 18, 2002. Excluding Crystal, sales decreased $4,679,000, or 2%, due primarily to decreased sales of Halloween products and the later timing of certain Christmas shipments. In addition to Crystal's modest contribution to earnings in the quarter and six months ended September 30, 2003, improved margins due to lower material costs and favorable production efficiencies as well as lower selling, general and administrative expenses ("SG&A") of the other businesses resulted in the increase in earnings. The decrease in SG&A for the quarter and six months ended September 30, 2003 was partially due to a decline in bad debt expense of $1,100,000 related to the settlement of our Kmart bankruptcy claim and the collection of additional funds under a pre-existing claims put agreement with an unrelated financial institution.
    "We remain pleased with the Company's results through the first half of the year and have an increased level of confidence in our previous guidance of approximately 10% EPS growth for the full year," noted David Erskine, President and CEO.

    All statements other than statements of historical fact included in this press release are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on the beliefs of the Company's management as well as assumptions made by and information currently available to the Company's management. Actual events or results may differ materially from those discussed in forward-looking statements as a result of various factors, including without limitation, general market conditions, increased competition, and other factors described in the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 2003.

    CSS' consolidated results of operations for the three and six months ended September 30, 2003 and 2002 and consolidated condensed balance sheets as of September 30, 2003, March 31, 2003 and September 30, 2002 follow:


                 CSS INDUSTRIES, INC. AND SUBSIDIARIES

                  CONSOLIDATED RESULTS OF OPERATIONS
                              (Unaudited)

(In thousands, except
 per share amounts)
                              Three Months Ended   Six Months Ended
                                 September 30,       September 30,
                              ------------------   ----------------
                                2003      2002      2003       2002
                                ----      ----      ----       ----
SALES                         $179,162  $175,452  $237,452   $226,009
                              --------  --------  --------   --------
COSTS AND EXPENSES
   Cost of sales               130,295   131,512   172,981    167,717
   Selling, general
    and administrative
    expenses                    25,729    25,482    47,282     46,480
   Interest expense,
    net                            984     1,132     1,689      1,407
   Other (income)
    expense, net                  (198)      120      (502)       (21)
                              --------  --------  --------   --------
                               156,810   158,246   221,450    215,583

INCOME BEFORE INCOME TAXES      22,352    17,206    16,002     10,426

INCOME TAX EXPENSE               8,136     6,194     5,825      3,754
                              --------  --------  --------   --------
INCOME BEFORE CUMULATIVE
 EFFECT OF CHANGE IN
 ACCOUNTING PRINCIPLE           14,216    11,012    10,177      6,672

CUMULATIVE EFFECT OF CHANGE
 IN ACCOUNTING PRINCIPLE, NET
 OF TAX                              -         -         -     (8,813)
                              --------  --------  --------   --------
NET INCOME (LOSS)             $ 14,216  $ 11,012  $ 10,177   $ (2,141)
                              ========  ========  ========   ========
BASIC NET INCOME (LOSS) PER
 COMMON SHARE
   Before cumulative effect
    of accounting change      $   1.21  $    .97  $    .87   $    .55
   Cumulative effect of
    accounting change                -         -         -       (.73)
                              --------  --------  --------   --------
   Basic net income (loss)
    per common share          $   1.21  $    .97  $    .87   $   (.18)
                              ========  ========  ========   ========
DILUTED NET INCOME (LOSS) PER
 COMMON SHARE
   Before cumulative effect
    of accounting change      $   1.15  $    .91  $    .83   $    .52
   Cumulative effect of
    accounting change                -         -         -       (.69)
                              --------  --------  --------   --------
   Diluted net income (loss)
    per common share          $   1.15  $    .91  $    .83   $   (.17)
                              ========  ========  ========   ========
WEIGHTED AVERAGE SHARES
 OUTSTANDING
   BASIC                        11,748    11,381    11,682     12,033
                              ========  ========  ========   ========
   DILUTED                      12,366    12,078    12,254     12,717
                              ========  ========  ========   ========


                 CSS INDUSTRIES, INC. AND SUBSIDIARIES

                 CONSOLIDATED CONDENSED BALANCE SHEETS

                            (In thousands)

                                        September   March   September
                                        30, 2003  31, 2003  30, 2002
                                        --------- --------- ---------
                                       (Unaudited)(Audited)(Unaudited)
            ASSETS

CURRENT ASSETS
    Cash and temporary investments       $  8,635  $ 51,981  $  3,263
    Accounts receivable, net              157,048    47,583   149,978
    Inventories                           162,407   106,648   157,676
    Income tax receivable                       -     2,398         -
    Deferred income taxes                   6,715     6,226     6,408
    Other current assets                   17,425    13,771    11,234
                                        --------- --------- ---------
       Total current assets               352,230   228,607   328,559
                                        --------- --------- ---------
PROPERTY, PLANT AND EQUIPMENT, NET         81,019    82,731    78,642
                                        --------- --------- ---------
OTHER ASSETS
    Intangible assets                      37,033    36,045    25,939
    Other                                   3,997     4,578     5,211
                                        --------- --------- ---------
        Total other assets                 41,030    40,623    31,150
                                        --------- --------- ---------
        Total assets                     $474,279  $351,961  $438,351
                                        ========= ========= =========
    LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES
        Notes payable                    $ 76,600  $      -  $134,600
        Other current liabilities         102,455    69,645    97,980
                                        --------- --------- ---------
              Total current liabilities   179,055    69,645   232,580
                                        --------- --------- ---------
LONG-TERM DEBT, NET OF CURRENT PORTION     50,000    50,063       117
                                        --------- --------- ---------
LONG-TERM OBLIGATIONS                       4,012     3,684     2,190
                                        --------- --------- ---------
DEFERRED INCOME TAXES                       8,249     7,706     4,919
                                        --------- --------- ---------
SHAREHOLDERS' EQUITY                      232,963   220,863   198,545
                                        --------- --------- ---------
        Total liabilities and
         shareholders' equity            $474,279  $351,961  $438,351
                                        ========= ========= =========

    CONTACT: CSS Industries, Inc.
             Clifford E. Pietrafitta, 215-569-9900